EXHIBIT 99

NEWS RELEASE	For more information:
For Immediate Release	Mary Ryan
630/734-2383

Aftermarket Technology Corp.  Reports Third Quarter 2003 Results

•      Consistent with Revised Guidance

WESTMONT, Illinois, Tuesday, October 28, 2003 —Aftermarket Technology Corp. (NASDAQ:ATAC), today reported financial results for the quarter ended September 30, 2003.

Third Quarter

Third quarter 2003 net sales decreased to $84.3 million from $110.6 million for the three months ended September 30, 2002.  Consistent with recent Company guidance, adjusted income from continuing operations decreased to $4.6 million from $12.1 million in the same period in 2002.  Adjusted income from continuing operations per diluted share was $0.19 for the third quarter compared to $0.49 for the three months ended September 30, 2002.

On a Generally Accepted Accounting Principles (GAAP) basis, income from continuing operations decreased $9.5 million to $3.9 million for the three months ended September 30, 2003 from $13.4 million for the three months ended

September 30, 2002.  On a GAAP basis, income from continuing operations per diluted share was $0.16 for the three months ended September 30, 2003 as compared to $0.54 for the three months ended September 30, 2002.  Included in the results for the three months ended September 30, 2003 is a charge of $0.7 million (net of tax) primarily related to the closure of the Company’s transmission remanufacturing facility located in Mahwah, New Jersey.  Included in the results for the three months ended September 30, 2002 is $1.1 million (net of tax), of non-operating income items primarily related to income tax refunds and associated interest income and $0.2 million (net of tax) of income for an adjustment to special charges.

The decrease in adjusted earnings is due primarily to previously announced price concessions to key customers in support of longer term contract extensions and lower sales of remanufactured transmissions resulting from changes in the OEMs’ warranty repair policies.

Management Comment

In commenting on the quarter’s results, Mike DuBose, Chairman, President and CEO said, “We experienced a decline in third quarter earnings due to lower sales in our Drivetrain segment and strategic pricing concessions to key customers associated with longer term contracts.  However, we are pleased with the win of Cingular Wireless Services as a customer in our logistics business and with the continued penetration of the independent aftermarket with remanufactured transmissions as well as continued opportunities in the base remanufacturing business.”

“As we look ahead to the fourth quarter, we should recognize cost-savings attributable to our on-going lean and continuous improvement initiatives.  By the end of the quarter, we should also begin to recognize the savings associated with the consolidation of our Mahwah and Oklahoma City facilities.  During the quarter, we expect to benefit from seasonal volume increases in our Logistics segment, the launch of our new cell phone test and repair services, the launch of our new business with Cingular and the start of the previously delayed 2001 model year product launch by Chrysler.  As we previously committed, we are finalizing our business plans for 2004 and will provide guidance in early December.”

The Company announced fourth quarter adjusted diluted EPS is now projected to be in the $0.17-$0.22 range ($0.12-$0.18 on a GAAP basis) and full year adjusted EPS is projected in the range of $1.05-$1.10 ($0.94-$1.00 on a GAAP basis).

The Company will host a conference call on Wednesday, October 29, 2003 at 9:00 AM CENTRAL time to discuss details of the press release.  The conference call number is 800-683-1585. Ask for the Aftermarket Technology Corp. call.  Subsequent to the call, a replay will be available for one week.  The dial-in number for the replay is 877-519-4471.  The access code is 4263909.

For further information, please see the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission.

ATC is headquartered in Westmont, Illinois.  The Company’s operations include drivetrain remanufacturing, third party logistics, electronics remanufacturing and reverse logistics services.

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The preceding paragraphs contain statements that are not related to historical results and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include those that are predictive or express expectations, that depend upon or refer to future events or conditions, or that concern future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, or possible future Company actions.  Forward-looking statements involve risks and uncertainties because such statements are based on current expectations, projections and assumptions regarding future events that may not prove to be accurate.  Actual results may differ materially from those projected or implied in the forward-looking statements.  The factors that could cause actual results to differ are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and other filings made by the Company with the Securities and Exchange Commission.

AFTERMARKET TECHNOLOGY CORP.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)

Net sales:
Products	$64,902	$81,369	$215,664	$227,018
Services	19,433	29,208	63,818	85,531
Total net sales	84,335	110,577	279,482	312,549

Cost of sales
Products	52,579	59,526	168,389	162,373
Products - special charges	—	—	200	—
Services	9,675	13,518	31,325	42,052
Total cost of sales	62,254	73,044	199,914	204,425

Gross profit	22,081	37,533	79,568	108,124

Selling, general and administrative expense	13,580	16,602	41,421	47,453
Amortization of intangible assets	83	84	250	250
Special charges (credits)	1,126	(277)	1,857	(277)

Income from operations	7,292	21,124	36,040	60,698

Interest income	718	987	2,119	2,048
Other income, net	20	14	50	89
Equity in income (losses) of investee	52	(76)	165	(195)
Redemption of senior notes (1)	—	—	—	(3,022)
Termination of credit facility (1)	—	—	—	(1,480)
Interest expense	(1,941)	(2,367)	(6,277)	(9,845)

Income from continuing operations before income taxes	6,141	19,682	32,097	48,293

Income tax expense	2,272	6,251	11,876	16,874

Income from continuing operations	3,869	13,431	20,221	31,419

Gain from discontinued operations, net of income taxes	—	275	—	275

Net income	$3,869	$13,706	$20,221	$31,694

Per common share - basic:
Income from continuing operations	$0.16	$0.55	$0.84	$1.35
Gain from discontinued operations	—	0.01	—	0.01

Net income	$0.16	$0.56	$0.84	$1.36

Weighted average number of common shares outstanding	24,213	24,361	24,212	23,221

Per common share - diluted:
Income from continuing operations	$0.16	$0.54	$0.83	$1.31
Gain from discontinued operations	—	0.01	—	0.01

Net income	$0.16	$0.55	$0.83	$1.32

Weighted average number of common and common equivalent shares outstanding	24,483	24,851	24,466	23,967

(1)          On January 1, 2003, we adopted Statement of Financial Accounting Standards No. 145 and reclassified from extraordinary items to income from continuing operations before income taxes (i) a call premium and write-off of previously capitalized debt issuance costs totaling $3,022, or $1,900 net of income tax benefits of $1,122, in connection with the redemption of our 12% Series B and D Senior Subordinated Notes made during the three months ended June 30, 2002 and (ii) the write-off of previously capitalized debt issuance costs of $1,480, or $928 net of income tax benefits of $552, in connection with the termination of our old credit facility during the three months ended March 31, 2002.

AFTERMARKET TECHNOLOGY CORP.

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”)

(In millions, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002	2003	2002

Income from operations (GAAP basis)	$7.3	$21.1	$36.0	$60.7

Special Charges (Credits):
Facilities consolidation costs (a)	0.9	—	1.8	—
Logistics segment cost reduction programs (b)	0.1	—	0.2	—
Management de-layering & upgrades (c)	0.1	(0.1)	0.1	(0.1)
Non-income related state taxes (d)	—	—	—	(0.8)
Electronic control module product line termination (e)	—	(0.2)	—	(0.2)
Retroactive 1998 & 1999 insurance premium adjustment (f)	—	—	—	0.8

Total Special Charges (Credits)	1.1	(0.3)	2.1	(0.3)

Adjusted Income from operations (non-GAAP basis)	8.4	20.8	38.1	60.4

Depreciation and amortization	2.9	2.7	8.7	7.7
Other income, net	0.1	—	0.2	(0.1)

Adjusted EBITDA (non-GAAP basis)	11.4	23.5	47.0	68.0

Special charges (credits)	(1.1)	0.3	(2.1)	0.3
Redemption of senior notes (g)	—	—	—	(3.0)
Termination of credit facility (h)	—	—	—	(1.5)
Depreciation and amortization	(2.9)	(2.7)	(8.7)	(7.7)
Interest expense	(1.9)	(2.4)	(6.3)	(9.8)
Interest income	0.7	1.0	2.1	2.0
Income tax expense	(2.3)	(6.3)	(11.8)	(16.9)

Income from continuing operations (GAAP basis)	3.9	13.4	20.2	31.4

Special charges (credits), net of tax	0.7	(0.2)	1.3	(0.2)
Redemption of senior notes, net of tax	—	—	—	1.9
Termination of credit facility, net of tax	—	—	—	0.9
Interest income related to tax refunds, net of tax (i)	—	(0.2)	—	(0.2)
Interest expense adjustment, net of tax (j)	—	(0.1)	—	(0.1)
Adjustments to income tax expense (k)	—	(0.8)	—	(0.8)

Adjusted Income from continuing operations (non-GAAP basis)	$4.6	$12.1	$21.5	$32.9

Earnings Per Diluted Share:

Income from continuing operations (GAAP basis)	$0.16	$0.54	$0.83	$1.31

Special charges (credits), net of tax	0.03	(0.01)	0.05	(0.01)
Redemption of senior notes, net of tax	—	—	—	0.08
Termination of credit facility, net of tax	—	—	—	0.04
Interest income related to tax refunds, net of tax	—	(0.01)	—	(0.01)
Interest expense adjustment, net of tax	—	—	—	(0.01)
Adjustments to income tax expense	—	(0.03)	—	(0.03)

Adjusted Income from continuing operations (non-GAAP basis)	$0.19	$0.49	$0.88	$1.37

Diluted Shares Outstanding	24,483	24,851	24,466	23,967

Free Cash Flow:
Net cash provided by operating activities - continuing operations (GAAP basis)	$11.1	$23.4	$36.2	$55.1

Purchases of property, plant and equipment	(2.6)	(3.2)	(11.1)	(10.5)

Free cash flow (non - GAAP basis)	$8.5	$20.2	$25.1	$44.6

AFTERMARKET TECHNOLOGY CORP.

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”)

	Projected (2)
	For The Three Months Ended December 31, 2003		For The Twelve Months Ended December 31, 2003
	Range		Range
Earnings Per Diluted Share:	Low	High	Low	High
Net income (GAAP basis)	$0.12	$0.18	$0.94	$1.00

Special Charges, net of tax (1)	0.05	0.04	0.11	0.10

Adjusted Net income (non-GAAP basis)	$0.17	$0.22	$1.05	$1.10

(1) Primarily reflects estimated severance, asset write-downs and facility exit costs associated with the closure of our Mahwah, New Jersey transmission remanufacturing facility.

(2)  Reflects management’s guidance as of 10/28/03.

AFTERMARKET TECHNOLOGY CORP.

Footnotes for reconciliation of GAAP to non-GAAP financial measures:

( a )              On June 23, 2003, we announced the consolidation of our transmission remanufacturing facility in Mahwah, New Jersey into our facility in Oklahoma City, Oklahoma.  As part of this activity we recorded special charges totaling $0.9 million during the three months ended September 30, 2003, which included $0.6 million of exit and other costs primarily associated with the transfer of production to the Oklahoma facility and $0.3 million of severance and related costs.  For the nine months ended September 30, 2003, we recorded special charges totaling $1.8 million which included expense items of (i) $1.1 million of exit and other costs primarily associated with the transfer of production to the Oklahoma facility, (ii) $1.0 million for severance and related costs and (iii) $0.2 million for the write-down of inventory, partially offset by an income item of $0.5 million for the reversal of a special charge accrual established in 2001 for expected idle capacity costs at our Mahwah facility that was no longer needed due to the exit from this facility.

( b )             Includes severance and related costs, exit costs and the write-off of certain fixed assets as part of our cost reduction programs within our Logistics segment.

( c )              Primarily related to severance and related costs associated with the reorganization, upgrade and de-layering of certain management functions.

( d )             Represents a gain for the partial reversal of a  previously established provision related to the Drivetrain Remanufacturing segment for a potential non-income state tax liability whose maximum exposure has been reduced.

( e )              Primarily related to the partial reversal of a provision previously established for the asset write-downs related to the shut-down of our remanufactured automotive electronic modules operation where actual recoveries from the sales of assets were favorable to original estimates.

( f )                Represents a special charge recorded in 2002 related to the Drivetrain Remanufacturing segment for a retroactive insurance premium adjustment related to 1998 and 1999 self-insured workers compensation claims.

( g )             Represents a charge for a call premium and write-off of previously capitalized debt issuance costs incurred in connection with the redemption of our 12% Series B and D Senior Subordinated Notes made during the three months ended June 30, 2002, which has been reclassified from an extraordinary item to income from continuing operations before income taxes due to the January 1, 2003 adoption of Statement of Financial Accounting Standards (“SFAS”) No. 145.

( h )             Represents a charge for the write-off of previously capitalized debt issuance costs incurred in connection with the termination of our old credit facility during the three months ended March 31, 2002, which has been reclassified from an extraordinary item to income from continuing operations before income taxes due to the January 1, 2003 adoption of SFAS No. 145.

( i )                 Represents a gain recorded in 2002 for interest income from income tax refunds received during 2002.

( j )                 Represents a gain recorded in 2002 for an adjustment to interest expense related to deferred compensation payments made during 2002 associated with the 1997 ATS acquisition.

( k )              Represents a gain of $0.8 million ($0.03 per diluted share) recorded during the three months ended September 30, 2002 for an adjustment to income tax expense for income tax refunds recorded in 2002.

Explanation of non-GAAP financial measures:

The Company reports its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).  The Company also provides non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP.  This press release includes such non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of the Company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Following is a description of the various non-GAAP financial measures used by the Company:

Adjusted Income from Operations:  Represents income from operations (GAAP basis) adjusted to exclude special charges (credits).  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted EBITDA:  EBITDA is defined by the Company as income from continuing operations (GAAP basis) adjusted to exclude interest income and expense, depreciation and amortization expense, and income tax expense.  Adjusted EBITDA also excludes special charges (credits) and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted Income From Continuing Operations:  Represents income from continuing operations (GAAP basis) adjusted to exclude, on an after-tax basis, special charges (credits) and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted Income From Continuing Operations Per Diluted Share:  Represents income from continuing operations per diluted share (GAAP basis) adjusted to exclude, on an after-tax basis per diluted share, special charges (credits) and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Free Cash Flow:  Represents net cash provided by operating activities — continuing operations reduced by purchases of property, plant and equipment.

The Company believes these non-GAAP financial measures provide management and investors with useful information by removing the effect of variances in GAAP reported results that are not indicative of fundamental changes in the earnings capacity of the Company’s operations, and enables management and investors to meaningfully trend, analyze and benchmark the performance of the Company’s operations.  The Company also believes that the presentation of the non-GAAP financial measure is consistent with its past practice and enables management and investors to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

In addition, many of the Company’s internal performance measures exclude the effects of these income and expense items and are based upon the related non-GAAP financial measure.

The Company’s non-GAAP financial measures may vary from similar titled measures of other companies because of differences in the way the measures are calculated and therefore should not be used to compare the Company’s performance to that of other companies.

Whenever the Company presents non-GAAP financial measures, a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP is made available.  The non-GAAP financial measures used by the Company are not intended to supercede or replace the Company’s GAAP results or expectations.